Exhibit 10.1

AMENDMENT TO THE
QUANEX CORPORATION 1996 EMPLOYEE
STOCK OPTION AND RESTRICTED STOCK PLAN

THIS AGREEMENT by Quanex Corporation (the “Company”),

WITNESSETH:

WHEREAS, the Board of Directors of the Company previously adopted the plan agreement known as the “Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan” (the “Plan”); and

WHEREAS, the Board of Directors of the Company retained the right to amend the Plan from time to time; and

WHEREAS, the Board of Directors of the Company has approved the following amendment to the Plan;

NOW, THEREFORE, the Board of Directors of the Company agrees that the first paragraph of paragraph B of Section 8 of the Plan is completely amended to provide as follows:

B. Transferability and Rights with Respect to Restricted Stock. Except as expressly provided herein or otherwise in an Agreement with respect to the Award, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period. Any attempted sale, assignment transfer, pledge or encumbrance of Restricted Stock in violation of this Plan or the Agreement with respect to the Award shall be void and the Company shall not be bound thereby.

Dated: June 1, 2007